UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

36C Strand Street

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-1055

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 30, 2017, Altisource Residential Corporation (the “Company”) entered into an agreement to acquire up to 3,500 single family rental properties from entities sponsored by Amherst Holdings, LLC (“Amherst”). Additionally, on March 30, 2017, the Company completed the first closing under this agreement with the acquisition of 757 single family rental properties for an aggregate purchase price of $106.5 million. The Company may purchase up to approximately 2,750 additional stabilized rental properties from the Amherst sponsored entities in additional closings in 2017. In connection with this acquisition and the contemplated future acquisitions, the Company entered into several agreements, which are described in more detail in this Item 1.01 and Item 2.03 below.

Purchase and Sale Agreement

On March 30, 2017, Altisource Residential, L.P. (“Buyer”), a wholly-owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “PSA”) with Vaca Morada Partners, LP (“VMP”) and MSR II, LP (“MSR,” and collectively with VMP, the “Sellers”), entities sponsored by Amherst. Pursuant to the PSA, Buyer acquired 608 single family rental properties from VMP (the “Initial VMP Properties”) and an additional 149 single family rental properties from MSR (the “Initial MSR Properties,” and collectively with the Initial VMP Properties, the “Initial Properties”). Pursuant to the PSA and in connection with the Loan Agreement (as described in Item 2.03 below), Buyer assigned the right to purchase the Initial Properties to HOME SFR Borrower II, LLC, a newly formed special purpose entity and an indirect wholly-owned subsidiary of the Company (“Property Owner”).

As consideration for the Initial Properties, Buyer paid to Sellers $106.5 million, which is subject to certain customary purchase price adjustments in accordance with the PSA. The purchase price was funded with the proceeds from the Loan Agreement as well as cash on hand.

In connection with the PSA, and as a condition to the Loan Agreement, Property Owner entered into a property management services agreement pursuant to which the current property manager for the Initial Properties and an affiliate of Amherst, Main Street Renewal, LLC (“Property Manager”), will provide Property Owner with leasing and lease management, operations, maintenance, repair, property management and property disposition services regarding the Initial Properties.

Pursuant to the PSA, in addition to the Initial Properties, Sellers have committed to sell and Buyer has agreed to purchase 1,493 additional single family rental properties (the “Committed Additional Properties”). In addition to the Initial Properties and the Committed Additional Properties, Sellers have agreed to use good faith efforts, subject to market conditions, to offer for sale to Buyer and Buyer has agreed to purchase up to 1,250 additional single family rental properties (the “Good Faith Additional Properties”). The acquisition of the Committed Additional Properties and the Good Faith Additional Properties, if any, is to occur in up to two additional closings, the first to be on or before June 29, 2017 and the final closing to be on or before December 30, 2017. In order to be presented to Buyer for purchase, the Committed Additional Properties and the Good Faith Additional Properties must comply with certain criteria and specifications identified by Buyer.

The foregoing description of the PSA does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the PSA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Loan Agreement

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 regarding the Initial Properties acquired pursuant to the PSA is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 30, 2017, Property Owner entered into a loan agreement (the “Loan Agreement”) with VMP and MSR, as lenders (“Lenders”), and Amherst SFR Lender, LLC, as agent. Pursuant to the Loan Agreement, Property Owner borrowed $79,878,931 in connection with the acquisition of the Initial Properties pursuant to the PSA (collectively the “Loan”) from Lenders, representing 75% of the aggregate purchase price of the Initial Properties. The Loan is a floating rate loan, composed of eight floating rate components, interest on each of which is computed monthly based on one-month LIBOR plus a fixed component spread. The entire principal amount of $79,878,931 is currently allocable to one component at a fixed-rate spread over one-month LIBOR of 2.750% which is anticipated to be the weighted average fixed rate spread for the duration of the Loan. The initial maturity date of the Loan is October 9, 2019 (the “Initial Maturity Date”). Property Owner has the option to extend the Loan beyond the Initial Maturity Date for three successive one-year extensions, provided, among other things, that there is no event of default under the Loan Agreement on each maturity date.

The Loan is secured by first priority mortgages on the Initial Properties. The Loan Agreement requires that Property Owner comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness that Property Owner can incur, limitations on sales and dispositions of the Initial Properties and various restrictions on the use of cash generated by the operations of the Initial Properties while the Loan is outstanding. The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lenders to accelerate payment of all amounts outstanding thereunder.

The foregoing description of the Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On March 31, 2017, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of business acquired.

The financial statements required by this Item, if required, will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item, if required, will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated March 30, 2017, among Vaca Morada Partners, LP, MSR II, LP and Altisource Residential, L.P. *

10.1	Loan Agreement, dated March 30, 2017, among Home SFR Borrower II, LLC, as Borrower, Vaca Morada Partners, LP, as a Lender, MSR II, LP, as a Lender, and Amherst SFR Lender, LLC, as Agent

99.1	Press Release of Altisource Residential Corporation dated March 31, 2017

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any of the omitted schedules or exhibits upon request by the United States Securities and Exchange Commission, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altisource Residential Corporation

Date: April 5, 2017	By:	/s/ Robin N. Lowe
Robin N. Lowe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated March 30, 2017, among Vaca Morada Partners, LP, MSR II, LP and Altisource Residential, L.P. *

10.1	Loan Agreement, dated March 30, 2017, among Home SFR Borrower II, LLC, as Borrower, Vaca Morada Partners, LP, as a Lender, MSR II, LP, as a Lender, and Amherst SFR Lender LLC, as Agent

99.1	Press Release of Altisource Residential Corporation dated March 31, 2017

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any of the omitted schedules or exhibits upon request by the United States Securities and Exchange Commission, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedules or exhibits so furnished.